Exhibit 99-B.8.12
Amendment to Participation Agreement Among Portfolio Partners, Inc., Aetna Life Insurance and Annuity Company, Aetna Investment Services, LLC and Reliastar Life Insurance Company

This Amendment is dated as of the 26th day of March, 2002 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002) (the "Fund"), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) (the "Adviser"), Aetna Investment Services, LLC (to be renamed ING Financial Advisers, LLC, effective May 1, 2002) (the "Distributor") and Reliastar Life Insurance Company (the "Company") (collectively, the "Parties").

WHEREAS, the Parties entered into a Participation Agreement on December 6, 2001 (the "Agreement");
WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;
NOW THEREFORE, the parties hereby amend the Agreement in the following form:
1.	By replacing the existing Schedule A with the Schedule A attached hereto.
2.	By replacing the existing Schedule B with the Schedule B attached hereto.
3.	All of the other provisions contained in the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.
Portfolio Partners, Inc.
By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	President
Aetna Life Insurance and Annuity Company
By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President
Aetna Investment Services, LLC
By:	/s/ Ethel K. Pippin
Name:	Ethel K. Pippin
Title:	Vice President
Reliastar Life Insurance Company
By:	/s/ Brian J. Murphy
Name:	Brian J. Murphy
Title:	Vice President
SCHEDULE A
Reliastar Life Insurance Company Separate Account One Reliastar Life Insurance Company Separate Account Three Reliastar Select*Life Variable Account
SCHEDULE B
Portfolio Partners, Inc. Designated Portfolios

Alger Growth Portfolio - Initial, Adviser and Service classes
Alger Aggressive Growth Portfolio - Initial, Adviser and Service classes
American Century Small Cap Value Portfolio - Initial, Adviser and Service classes
Baron Small Cap Growth Portfolio - Initial, Adviser and Service classes
Brinson Tactical Asset Allocation Portfolio - Initial, Adviser and Service classes
DSI Enhanced Index Portfolio - Initial, Adviser and Service classes
Goldman Sachs® Capital Growth Portfolio - Initial, Adviser and Service classes
JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service classes
MFS Capital Opportunities Portfolio - Initial, Adviser and Service classes
MFS Emerging Equities Portfolio - Initial, Adviser and Service classes
MFS Global Growth Portfolio - Initial, Adviser and Service classes
MFS Research Portfolio - Initial, Adviser and Service classes
OpCap Balanced Value Portfolio - Initial, Adviser and Service classes
PIMCO Total Return Portfolio - Initial, Adviser and Service classes
Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service classes
Salomon Brothers Capital Portfolio - Initial, Adviser and Service classes
Scudder International Growth Portfolio - Initial, Adviser and Service classes
T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service classes
Van Kampen Comstock Portfolio - Initial, Adviser and Service classes